Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT
AND
FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT dated as of May 6, 2014 (this “Amendment”), by and among CARGO AIRCRAFT MANAGEMENT, INC., a Florida corporation (the “Borrower”), AIR TRANSPORT SERVICES GROUP, INC., a Delaware corporation (“Holdings”), each of the Guarantors party hereto, each of the financial institutions party hereto as “Lenders” and SUNTRUST BANK, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of May 9, 2011 (as amended from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower has requested certain amendments and other modifications to the Credit Agreement, including a modification of the Applicable Margin and an extension of the Final Maturity Dates; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend or otherwise modify certain terms and provisions of the Credit Agreement and the Guarantee and Collateral Agreement, in each case on the terms and conditions herein.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

2.Amendments to Credit Agreement.

(a)    Section 1.1. of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Anniversary Date" shall mean the anniversary of the Closing Date as it occurs each year until the applicable Final Maturity Date.

“Collateral to Outstanding Loan Ratio” shall mean, at any time of determination, the ratio of (a) the aggregate appraised value of the Qualified Aircraft included in the Collateral Pool, as reasonably determined by the Administrative Agent by reference to the most recent Aircraft Appraisal delivered to the Administrative Agent to (b) the sum of (i) the aggregate Revolving Credit Exposure of all Lenders at the time of determination plus (ii) the outstanding principal amount of the Term Loans at the time of determination.

“Collateral to Total Exposure Ratio” shall mean, at any time of determination, the ratio of (a) the aggregate appraised value of the Qualified Aircraft included in the Collateral Pool, as reasonably determined by the Administrative Agent by reference to the most recent Aircraft Appraisal delivered to the Administrative Agent to (b) the sum of (i) the Revolving Credit Commitments of all Lenders at the time of determination plus (ii) the outstanding principal amount of the Term Loans at the time of determination.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, Letter of Credit Exposure and Swingline Exposure.

“Third Amendment Effective Date” shall mean May 6, 2014.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(b)    The Credit Agreement is hereby amended by deleting the defined terms “Applicable Margin”, “Change in Law”, “Collateral to Loan Value Ratio” “Eurodollar Base Rate”, “Obligations”, “Revolving Facility Final Maturity Date”, “Sanctioned Entity”, “Sanctioned Person” and “Term Facility Final Maturity Date” in Section 1.1. thereof and substituting in lieu thereof the following defined terms, respectively:

“Applicable Margin” shall mean, for each Type and Class of Loan, the rate per annum set forth under the relevant column heading and opposite the relevant category below:

Level	Total Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans	Commitment Fee for Revolver
I	Greater than or equal to 2.50x	2.25%	1.25%	0.35%
II	Less than 2.50x but greater than or equal to 2.00x	2.00%	1.00%	0.30%
III	Less than 2.00x but greater than or equal to 1.50x	1.75%	0.75%	0.25%
IV	Less than 1.50x but greater than or equal to 1.00x	1.50%	0.50%	0.20%
V	Less than 1.00x	1.25%	0.25%	0.20%

For the purposes hereof, changes in the Applicable Margin resulting from changes in the Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 8.1 and shall remain in effect until the next change to be effected pursuant to this paragraph; provided, that the foregoing is subject in all events to the last paragraph of Section 8.1(c). If any financial statements referred to above are not delivered within the time periods specified in Section 8.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the table above shall apply. Each determination of the Total Leverage Ratio pursuant to the above table shall be made in a manner consistent with the determination thereof pursuant to Section 9.13. Notwithstanding the foregoing, the Applicable Margin from the Third Amendment Effective Date until the third Business Day after the Borrower delivers the required financial statements under Section 8.1 for the Fiscal Quarter ending June 30, 2014 shall be at Level II.
“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its applicable lending office) or the Letter of Credit Issuer (or, for purposes of Section 2.10, by the Parent Company of such Lender or the Letter of Credit Issuer, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Eurodollar Base Rate” shall mean, with respect to each Interest Period for a Eurodollar Rate Loan, the rate per annum equal to the London interbank offered rate for deposits in Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period; provided, that if the rate referred to in above is not available at any such time for any reason, then the rate referred to above shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Rate Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period.
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Lender Affiliate), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under or pursuant to this Agreement, any other Credit Document, the Letters of Credit or any Specified Hedge Agreement whether on account of principal, interest, Reimbursement Obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise ; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.
“Revolving Facility Final Maturity Date” shall mean May 6, 2019, or such later date to which the Revolving Facility Final Maturity Date may be extended pursuant to the terms hereof or, if earlier, the date on which the Revolving Commitments are terminated pursuant to Section 10 hereof.
“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx, or as otherwise published from time to time.
“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Term Facility Final Maturity Date” shall mean May 6, 2019, or such later date to which the Term Facility Final Maturity Date may be extended pursuant to the terms hereof or, if earlier, the date on which the Term Loans are declared immediately due and payable pursuant to Section 10 hereof.
(c)    The Credit Agreement is further amended by deleting the parenthetical immediately following the reference to “$50,000,000” contained in Section 2.14(a) thereof in its entirety and substituting in lieu thereof the following:

“(exclusive of any Incremental Revolving Commitments provided by the Lenders prior to the Third Amendment Effective Date)”.
(d)    The Credit Agreement is hereby further amended by deleting clause (c) in Section 2.10 thereof in its entirety and substituting in lieu thereof the following new clause (c):

“(c)    If any Lender or the Letter of Credit Issuer shall have determined that on or after the Closing Date any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital (or on the capital of the Parent Company of such Lender or the Letter of Credit Issuer) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Letter of Credit Issuer or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or the Letter of Credit Issuer may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within fifteen (15) days after receipt of such notice and demand the Borrower shall pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amounts as will compensate such Lender, the Letter of Credit Issuer or such Parent Company for any such reduction suffered. A certificate of such Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender, the Letter of Credit Issuer or the Parent Company of such Lender or the Letter of Credit Issuer, as the case may be, specified in this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation.”
(e)    The Credit Agreement is hereby further amended by adding the following new Section 2.16 thereto:

“2.16.    Extension of Final Maturity Date

(a)    At least 45 days but not more than 65 days prior to the first, second, third and fourth Anniversary Date, provided that all of the conditions set forth in Section 6.2(a), (b) and (c) have been met in each case, the Borrower, by written notice to the Administrative Agent, may request an extension of the Term Facility Final Maturity Date and/or the Revolving Facility Final Maturity Date in effect at such time by one calendar year from the then scheduled applicable Final Maturity Date. The Administrative Agent shall promptly notify each Lender holding the applicable Class of Loans and Commitments of such request (including the amount of any fees to be paid such Lenders for such proposed extension, the amortization of the Term Loans following the Extension Date and any other terms applicable to such proposed extension not otherwise in contravention of the express terms and provisions this Agreement), and each such Lender shall in turn, in its sole discretion, at least 20 days but not more than 30 days prior to the applicable Anniversary Date, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender holding the applicable Class of Loans and Commitments shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the applicable Final Maturity Date by the 20th day prior to the applicable Anniversary Date, such Lender shall be deemed to be a Non-Consenting Lender (as defined below) with respect to such request. The Administrative Agent shall notify the Borrower not later than the 20th day prior to the applicable Anniversary Date of the decision of the Lenders holding the applicable Class of Loans and Commitments regarding the Borrower’s request for an extension of the applicable Final Maturity Date.

(b)    If all of the Lenders holding the applicable Class of Loans and Commitments consent in writing to any such request in accordance with subsection (a) of this Section 2.16, the applicable Final Maturity Date shall, effective as at such next Anniversary Date (the “Extension Date”), be extended for one calendar year from the then scheduled applicable Final Maturity Date; provided that on the Extension Date, no Default or Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof. If Lenders holding at least 66 2/3% in interest of the Term Loans and/or Revolving Commitments (as applicable) at such time consent in writing to any such request in accordance with subsection (a) of this Section 2.16, the applicable Final Maturity Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so have consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the applicable Final Maturity Date is not extended as to any Lender holding the applicable Class of Loans and Commitments pursuant to this Section 2.16 and the applicable Class of Commitments and Loans of such Lender is not assumed in accordance with subsection (c) of this Section 2.16 on or prior to the applicable Extension Date, (i) the applicable Class of Commitments and/or Loans of such Non-Consenting Lender shall automatically terminate in whole on such unextended applicable Final Maturity Date (such unextended Final Maturity Date, the “Termination Date”) without any further notice or other action by the Borrower, such Lender or any other Person, and in the case of a Non-Consenting Lender holding a Revolving Commitment that is not extended, the Letter of Credit Exposure and Swingline Exposure of such Non-Consenting Lender will automatically be reallocated (effective on the Termination Date) among the Consenting Lenders pro rata in accordance with their respective Revolving Commitments that are extended; provided that the sum of each such Consenting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Consenting Lender as in effect at the time of such reallocation; provided, further, that, to the extent that any portion (the “unreallocated portion”) of the Letter of Credit Exposure and Swingline Exposure of any Non-Consenting Lender cannot be so reallocated for any reason, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the Letter of Credit Issuer and/or the Swingline Lender), (x) Cash Collateralize the obligations of the Borrower to the Letter of Credit Issuer or Swingline Lender in respect of such Letter of Credit Exposure or Swingline Exposure, as the case may be, in an amount equal to the aggregate amount of the unreallocated portion of the Letter of Credit Exposure and Swingline Exposure of such Non-Consenting Lender, or (y) in the case of such Swingline Exposure, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (z) make other arrangements satisfactory to the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Non-Consenting Lender; (ii) notwithstanding anything contained in this Agreement to the contrary, including Section 5.3 and 12.6, such Non-Consenting Lender shall have received from the Borrower the aggregate principal amount of, and any interest accrued and unpaid to the unextended applicable Final Maturity Date, the outstanding applicable Class of Loans, if any, of such Non-Consenting Lender plus any accrued but unpaid commitment fees owing to such Non-Consenting Lender as of such date and all other amounts payable hereunder to such Non-Consenting Lender; and (iii) such Non-Consenting Lender's rights under Sections 2.10, 2.11 and 12.1 and its obligations under Section 12.8, shall survive the applicable Final Maturity Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of any Final Maturity Date.

(c)    If Lenders holding at least 66 2/3% of the Term Loans and/or Revolving Commitments (as applicable) at any time consent to any such request pursuant to subsection (a) of this Section 2.16, the Borrower may arrange for one or more Consenting Lenders or, to the extent that the Consenting Lenders decline to assume any Non-Consenting Lender's Commitment and/or Loans, Incremental Lenders reasonably acceptable to the Administrative Agent (each such Incremental Lender that accepts an offer to assume a Non-Consenting Lender's Commitment and/or Loan as of the applicable Extension Date being an “Assuming Lender”) to assume, effective as of the Extension Date, any Non-Consenting Lender's Term Loans or Revolving Commitments (as applicable) and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that if the Borrower makes an offer to any Consenting Lender to assume any Non-Consenting Lender's Loans or Revolving Commitments (as applicable), the Borrower shall make such offer to all Consenting Lenders on a pro rata basis based on their respective Term Loans and/or Revolving Commitments (as applicable) and such Non-Consenting Lender's Term Loans and/or Revolving Commitments (as applicable) shall be allocated among those Consenting Lenders which accept such offer on a pro rata basis based on their respective Term Loans and/or Revolving Commitments (as applicable); provided further that:

(i)    any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding assumed Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid commitment fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(ii)    all additional cost reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(iii)    with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 12.4 for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.10, 2.11 and 12.1 and its obligations under Section 12.8, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an assumption agreement, in form and substance satisfactory to the Borrower and the Administrative Agent (an “Assumption Agreement”), duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.16 shall have delivered to the Administrative Agent any note or notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (A), (B) and (C) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

(d)    If all of the Lenders holding the applicable Class of Commitments and/or Loans (as applicable) (after giving effect to any assignments pursuant to subsection (b) of this Section 2.16) consent in writing to the requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Default or Event of Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the applicable Final Maturity Date then in effect shall be extended for the additional one year period described in subsection (a) of this Section 2.16, and all references in this Agreement and in the other Loan Documents, if any, to the “Term Facility Final Maturity Date” or the “Revolving Facility Final Maturity Date”, as applicable, shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Term Facility Final Maturity Date or the Revolving Facility Final Maturity Date, as applicable, as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled applicable Final Maturity Date in effect immediately prior thereto.

(e)    Any extended Loans and/or Revolving Commitments under this Section shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which notwithstanding anything to the contrary set forth in Section 12.12, shall not require the consent of any Lender other than the Consenting Lenders and the Assuming Lenders with respect to the extended Loans and/or Revolving Commitments established thereby) executed by the Credit Parties, the Administrative Agent and the Consenting Lenders and the Assuming Lenders. In connection with any Extension Amendment, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby and such other customary matters as reasonably requested by the Administrative Agent, and such of the other Credit Documents (if any) as may be amended or replaced thereby. Notwithstanding anything to the contrary set forth in Section 12.12, the Administrative Agent is expressly permitted to amend the Loan Documents through the Extension Amendment to the extent necessary to give effect to any extension pursuant to this Section and mechanical changes necessary or advisable in connection therewith.

(f)    This Section 2.16 shall supersede any provisions in Section 12.12 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.16 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any requested extension of any Final Maturity Date without its prior written consent.

(f)    The Credit Agreement is hereby further amended by deleting clause (a)(ii) of Section 5.2 thereof in its entirety and substituting in lieu thereof the following:

“(ii)    The Borrower shall be required to repay the principal amount of the Term Loans on the last day of March, June, September and December of each year and on the Term Facility Final Maturity Date, commencing June 30, 2012 (each such repayment, a “Term Loan Scheduled Repayment”), each such installment on any such date to be in the amount set forth below opposite such date:

Date	Installment Amount
June 30, 2012	$1,875,000
September 30, 2012	$1,875,000
December 31, 2012	$1,875,000
March 31, 2013	$1,875,000
June 30, 2013	$3,750,000
September 30, 2013	$3,750,000
December 31, 2013	$3,750,000
March 31, 2014	$3,750,000
June 30, 2014	$3,750,000
September 30, 2014	$3,750,000
December 31, 2014	$3,750,000
March 31, 2015	$3,750,000
June 30, 2015	$3,750,000
September 30, 2015	$3,750,000
December 31, 2015	$3,750,000
March 31, 2016	$3,750,000
June 30, 2016	$3,750,000
September 30, 2016	$3,750,000
December 31, 2016	$3,750,000
March 31, 2017	$3,750,000
June 30, 2017	$3,750,000
September 30, 2017	$3,750,000
December 31, 2017	$3,750,000
March 31, 2018	$3,750,000
June 30, 2018	$3,750,000
September 30, 2018	$3,750,000
December 31, 2018	$3,750,000
March 31, 2019	$3,750,000
Term Facility Final Maturity Date	All amounts outstanding in respect of the Term Loans”

If the Term Facility Final Maturity Date is extended pursuant to Section 2.16, the Borrower shall continue to repay the principal amount of the Term Loans on the last day of March, June, September and December of each year (commencing with June 30, 2019) in equal installments of $3,750,000 each until the then extended Term Facility Final Maturity Date, at which time all amounts outstanding in respect of the Term Loans shall be due and payable.

(g)    The Credit Agreement is hereby further amended by deleting the first paragraph of Section 6.2 thereof in its entirety and substituting in lieu thereof the following:

“The obligation of the Lenders to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder, is subject, at the time of each such Credit Event, to the satisfaction of the conditions that at the time of each Credit Event and also after giving effect thereto, (a) there shall exist no Default or Event of Default, (b) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respect as of such earlier date), (c) the Borrower shall have delivered a certificate to the Administrative Agent demonstrating compliance on a pro forma basis after giving effect to the proposed Credit Event with covenants set forth in Section 9.14 and Section 9.15 (without giving effect to the cure periods in such Sections), which certification shall include the following information in form and content reasonably acceptable to the Administrative Agent: a schedule of all Aircraft then included in the Collateral Pool, the most recent appraised value of such Aircraft, the location of such Aircraft and an indication of whether any such Aircraft is then subject to any lease and (d) since December 31, 2010, there shall have been no event, change, condition or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect.”

(h)    The Credit Agreement is hereby further amended by deleting the first paragraph of clause (c) of Section 8.1 thereof and substituting in lieu thereof the following:

“At the time of the delivery of the financial statements provided for in Section 8.1(a) and (b), a certificate of the chief financial officer or treasurer of Holdings, substantially in the form of Exhibit J (a “Compliance Certificate”), to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and any proposed action with respect thereto, which Compliance Certificate shall set forth the calculations required to establish (x) the Total Leverage Ratio, the Fixed Charge Coverage Ratio and the Consolidated EBITDA then in effect for the Test Period ending on the last day of such fiscal period or year and (y) the Collateral to Outstanding Loan Ratio, the Collateral to Total Exposure Ratio and the minimum Collateral requirements under Section 9.15 as of such date. The Compliance Certificate shall also state whether any change in GAAP or the application thereof has occurred since the date of the audited financial statements described in Section 7.9(b), and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate. If, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements of Holdings described in Section 7.9(b), the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to clauses (a) and (b) immediately above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent”.

(i)    The Credit Agreement is hereby further amended by deleting Section 7.24 in its entirety and substituting in lieu thereof the following:
“Section 7.24    OFAC.    Neither any Credit Party nor any of its Subsidiaries or Affiliates (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Countries, or

(iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time.”

(j)    The Credit Agreement is hereby further amended by adding the following sentence at the end of clause (h) of Section 8.1 thereof:

“Without limiting the foregoing, the Borrower shall cause to be delivered to the Administrative Agent an additional current Aircraft Appraisal during any calendar year as soon as practicable following a request therefor by the Administrative Agent, but in no event, later than 90 days after such request.”

(k)    The Credit Agreement is hereby further amended by deleting the words “Sanctioned Entity” at the end of Section 8.9 thereof in and substituting in lieu thereof the words “Sanctioned Country”.

(l)    The Credit Agreement is hereby further amended by deleting Section 8.10 thereof in its entirety and substituting in lieu thereof the following:

“Section 8.10    Collateral Pool; Release of Aircraft; Additional Guarantees. (a) The Aircraft set forth on Annex 8.10 shall be included in the Collateral Pool as of the Closing Date.

(b)    If after the Closing Date the Borrower desires to (or is required to pursuant to Section 9.14 or Section 9.15) include additional Aircraft into the Collateral Pool, the Borrower shall provide the Administrative Agent with prior written notice thereof, which such notice shall reasonably identify such Aircraft and shall include a certification that such Aircraft is a Qualified Aircraft. No Aircraft shall be admitted into the Collateral Pool until the Borrower shall have delivered, or caused to be delivered, each of the following, in form and substance satisfactory to the Administrative Agent:

(i)    an Aircraft Appraisal with respect to such Aircraft;

(ii)    a supplement or amendment to the Guarantee and Collateral Agreement and other Security Documents as the Administrative Agent reasonably requests (including, without limitation, security documents to be filed with the FAA or other applicable Aviation Authority) in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Aircraft;

(iii)    a legal opinion in substantially the form of Exhibit F-3 with respect to such Aircraft; and

(iv)    take all actions reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in such property having the priority required by the Guarantee and Collateral Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent (including, in the case of Qualified Aircraft included in the Collateral Pool, security documents to be filed with the FAA or other applicable Aviation Authority).

(c)    From time to time the Borrower may request, upon not less than 15 Business Days prior written notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent), that a Qualified Aircraft included in the Collateral Pool be released from the Liens created by the Security Documents applicable thereto, which release (the “Aircraft Release”) shall be effected by the Administrative Agent if the Administrative Agent determines all of the following conditions are satisfied as of the date of such Aircraft Release:

(i)    No Default or Event of Default exists or will exist immediately after giving effect to such Aircraft Release and the reduction in the Collateral Pool by reason of the release of such Aircraft;

(ii)    all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Aircraft Release (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respect as of such earlier date); and

(iii)    the Administrative Agent shall have received a pro forma Compliance Certificate demonstrating, among other things, compliance with the covenants set forth in Section 9.12, Section 9.13, Section 9.14 and Section 9.15, after giving effect to the Aircraft Release.

Except as set forth in this Section 8.10(c) and Section 8.10(d), no Qualified Aircraft included in the Collateral Pool shall be released from the Liens created by the Security Documents.

(d)    Without limiting the foregoing, and notwithstanding anything to the contrary in this Section 8.10 or otherwise, any Aircraft proposed by the Borrower to be added or released from the Collateral Pool pursuant to this Section 8.10 shall be subject to the approval of the Administrative Agent (which approval shall be in the reasonable discretion of the Administrative Agent). The Borrower shall provide the Administrative Agent with such information regarding the subject Aircraft proposed to be added or released, as the case may be, as the Administrative Agent may reasonably request.

(e)    With respect to any new Domestic Subsidiary created or acquired by any Credit Party after the Closing Date, the Borrower shall promptly (i) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit G, with appropriate insertions and attachments, and (ii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.”

(m)    The Credit Agreement is hereby further amended by deleting clause (a)(iii) of Section 9.7 thereof in its entirety and substituting in lieu thereof the following:

“(iii)    Holdings may pay cash Dividends to the holders of its common stock after the Closing Date; provided that (w) no Default or Event of Default is then in existence or would result from such payment of Dividends, (x) after giving effect to the payment of such Dividends and any related Borrowing, the Total Leverage Ratio of Holdings is less than 2.50 to 1.00 for the Test Period ending on, or most recently ended prior to, the proposed making of such Dividend payment, such compliance determined on a pro forma basis as if such Borrowing and such Dividend payments occurred on the first day of such Test Period, (y) after giving effect to such payment of Dividends and any related Borrowing, Holdings and its Subsidiaries shall be in compliance with Section 9.12, Section 9.13, Section 9.14 and Section 9.15, such compliance determined on a pro forma basis giving effect to such Borrowing and such Dividend payments and (z) the aggregate amount of all cash Dividends paid under this clause (iii) shall not exceed $50,000,000 in any Fiscal Year of Holdings; and”

(n)    The Credit Agreement is hereby further amended by deleting Section 9.14 thereof in its entirety and substituting in lieu thereof the following:

“Section 9.14 Collateral Ratios. Holdings will not at any time permit (a) the Collateral to Total Exposure Ratio to be less than 1.50 to 1.00 or (b) the Collateral to Outstanding Loan Ratio to be less than 1.75 to 1.00; provided, however, that the ratio described under clause (a) or (b) immediately above, whichever is the lesser of the two ratios at the time of determination, shall be the ratio that is tested at such time pursuant to this Section 9.14; provided, further, that, if Holdings shall fail to maintain the Collateral to Total Exposure Ratio or the Collateral to Outstanding Loan Ratio (whichever is then applicable) as set forth in this Section, the Borrower shall as soon as reasonably practicable, but not in any event later than 45 days after the occurrence of such failure, cause one or more Qualified Aircraft to be admitted to the Collateral Pool in order to cause Holdings to be in compliance with this Section 9.14 (such compliance to be both at the time of the initial determination requiring curative action under this Section 9.14 and immediately after giving effect to the addition of such Qualified Aircraft).”

(o)    The Credit Agreement is hereby further amended by adding a new Section 9.15 thereto as follows:

“Section 9.15 Minimum Collateral. Holdings will not at any time permit the Collateral to Total Exposure Ratio to be less than 0.50 to 1.00; provided, however, that if Holdings shall fail to maintain the Collateral to Total Exposure Ratio as set forth in this Section 9.15, the Borrower shall as soon as reasonably practicable, but not in any event later than 45 days after the occurrence of such failure, cause one or more Qualified Aircraft to be admitted to the Collateral Pool in order to cause Holdings to be in compliance with this Section 9.15 (such compliance to be both at the time of the initial determination requiring curative action under this Section 9.15 and immediately after giving effect to the addition of such Qualified Aircraft).”

(p)    The Credit Agreement is hereby further amended by adding a new Section 9.16 thereto as follows:

“Section 9.16    Government Regulation.     Holdings will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Credit Parties, or (b) fail to provide documentary and other evidence of the identity of the Credit Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Credit Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.”

(q)    The Credit Agreement is hereby further amended by adding the following sentence at the end of Section 10.13 thereof:

“Notwithstanding the foregoing, no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor.

(r)    The Credit Agreement is hereby further amended by deleting Exhibit J thereto and substituting in lieu thereof Exhibit J attached hereto as Exhibit 1.

1.Amendments to Guarantee and Collateral Agreement.

(a)    The Guarantee and Collateral Agreement is hereby amended by deleting the defined term “Obligations” in Section 1 thereof and substituting in lieu thereof the following defined term:

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations; provided, however, that “Obligations” shall not include any Excluded Swap Obligations.

(b)    The Guarantee and Collateral Agreement is hereby further amended by adding the following new Section 8.18 at the end of such agreement:

“8.18. Keepwell.

(a)    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 2.1(d). Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b)    For purposes of this Section 26, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

2.Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the truth and accuracy of the warranties and representations set forth in Sections 5 and 6 below and receipt by the Administrative Agent of each of the following, each of which shall be in form and substance satisfactory to Administrative Agent:

(a)    This Amendment, duly executed and delivered by the Borrower, Holdings, each other Guarantor, the Lenders and the Administrative Agent;

(b)    A certificate of the Borrower dated as of the date hereof signed by an Authorized Officer of the Borrower certifying, before and after giving effect to the amendments contemplated by this Amendment (i) the representations and warranties contained in Section 7 of the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default exists before or after giving effect to the amendments contemplated by this Amendment;

(c)    A Reaffirmation of Obligations Under Credit Documents (the “Reaffirmation”) duly executed by each Credit Party, in the form of Exhibit 2 attached hereto

(d)    A legal opinion addressed to the Administrative Agent and each of the Lenders from Vorys, Sater, Seymour and Pease LLP, Greenberg Traurig and Fennemore Craig Jones Vargas, counsel to the Borrower and Holdings, which opinion shall be dated as of the date hereof and covering such matters relating to the Borrower, Holdings, this Amendment, and the transactions contemplated hereby as the Administrative Agent or the Lenders shall reasonably request;

(e)    A certificate, dated as of the date hereof, signed by the Secretary of each Credit Party in the form of Exhibit 3 attached hereto (together with certifications as to incumbency and signatures of such officers) with appropriate insertions and deletions, together with (i) copies of the articles or certificate of incorporation, the limited liability company agreement, the partnership agreement, any certificate of designation, the by-laws, or other organizational documents of each such Credit Party (or certifications from the applicable Credit Party that such documents have not been amended or otherwise modified in any way since the date such documents were delivered to the Administrative Agent at the closing of the Credit Agreement), (ii) the resolutions, or such other administrative approval, of each such Credit Party referred to in such certificate in respect of the authorization and approval of the transactions contemplated by this

Amendment and (iii) in the case of the certificate delivered by the Borrower, a statement that (1) all of the applicable conditions set forth in this Section 4 have been satisfied as of such date and (2) since December 31, 2013, there has not been any change, effect, event, occurrence, state of facts or development that has had or could reasonably be expected to have a Material Adverse Effect;

(f)    Certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under applicable law, if any, or by any Contractual Obligation of each Credit Party, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated hereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

(g)    The payment of all fees and other amounts due and payable on or prior to the effective date of this Amendment, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other agreement with the Administrative Agent or SunTrust Robinson Humphrey, Inc.;

(h)    An Affidavit of Out-Of-State Execution and Delivery regarding the execution and delivery of the documents contemplated by this Amendment, duly executed by the Borrower and notarized; and

(i)    Such other documents as the Administrative Agent may reasonably request.

3.Representations. Each of the Borrower and Holdings represents and warrants to the Administrative Agent and the Lenders that:

(a)Power and Authority. Each of the Borrower and the other Credit Parties have the power and authority to execute, deliver and perform the terms and provisions of this Amendment, the Credit Agreement, as amended by this Amendment, and the Guarantee and Collateral Agreement, as amended by this Amendment, and have taken all necessary corporate action to duly authorize the execution, delivery and performance of this Amendment. Each of this Amendment, the Credit Agreement, as amended by this Amendment, and the Guarantee and Collateral Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower and Holdings enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles.

(b)No Violation. The execution, delivery and performance by the Borrower and the other Credit Parties of this Amendment, and compliance by them with the terms and provisions of the Credit Agreement, as amended by this Amendment, and the Guarantee and Collateral Agreement, as amended by this Amendment: (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or federal, state or local Governmental Authority, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which any Credit Party is a party or by which they or any of their property or assets is bound or to which they may be subject or (iii) will not violate any provision of the certificate or articles of incorporation or bylaws of the Borrower, Holdings or any other Credit Party.

(c)Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or Holdings or (ii) the legality, validity, binding effect or enforceability of the Credit Agreement, as amended by this Amendment, or the Guarantee and Collateral Agreement, as amended by this Amendment, against the Borrower or Holdings.

(d)No Default. No Default or Event of Default has occurred and is continuing as of the date hereof and no Default or Event of Default will exist immediately after giving effect to this Amendment.

(e)No Impairment. The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(f)Credit Parties. The list of signatories to the Reaffirmation represents a true, correct and complete list of all Persons who are required by the terms of the Credit Documents to be or to become a Credit Party as of the date hereof.

4.Reaffirmation of Representations. Each of the Borrower and Holdings hereby repeats and reaffirms all representations and warranties made to the Administrative Agent and the Lenders in the Credit Agreement and the other Credit Documents on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

5.No Further Amendments; Ratification of Liability. Except as expressly amended hereby, the Credit Agreement and each of the other Credit Documents shall remain in full force and effect in accordance with their respective terms, and the Lenders and the Administrative Agent hereby require strict compliance with the terms and conditions of the Credit Agreement and the other Credit Documents in the future. Each of the Borrower and Holdings hereby (i) restates, ratifies, confirms and reaffirms its respective liabilities, payment and performance obligations (contingent or otherwise) and each and every term, covenant and condition set forth in the Credit Agreement and the other Credit Documents to which it is a party, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby and (ii) acknowledges and agrees that this Amendment shall not in any way affect the validity and enforceability of any Credit Document to which it is a party, or reduce, impair or discharge the obligations of the Borrower or Holdings or the Collateral granted to the Administrative Agent and/or the Lenders thereunder. The Lenders’ agreement to the terms of this Amendment or any other amendment of the Credit Agreement or any other Credit Document shall not be deemed to establish or create a custom or course of dealing between the Borrower, Holdings or the Lenders, or any of them. This Amendment shall be deemed to be a “Credit Document” for all purposes under the Credit Agreement. After the effectiveness of this Amendment, each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

6.Other Provisions.

(a)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.

(b)The Borrower agrees to reimburse the Lenders and the Administrative Agent on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.

(c)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(d)THIS AMENDMENT CONSTITUTES THE ENTIRE CONTRACT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS DISCUSSIONS, CORRESPONDENCE, AGREEMENTS AND OTHER UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.

(e)In consideration of the amendments contained herein, each of the Borrower and Holdings hereby waives and releases each of the Lenders and the Administrative Agent from any and all known claims and defenses with respect to the Credit Agreement and the other Credit Documents and the transactions contemplated thereby.
(f)Each of the Borrower and Holdings agrees to take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Credit Documents and all other agreements executed and delivered in connection herewith.
(g)THE PARTIES HERETO HAVE ENTERED INTO THIS AMENDMENT SOLELY TO AMEND TERMS OF THE CREDIT AGREEMENT AND THE GUARANTEE AND COLLATERAL AGREEMENT. THE PARTIES DO NOT INTEND THIS AMENDMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AMENDMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER OR HOLDINGS UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, Holdings, the Lenders and the Administrative Agent have caused this Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement to be duly executed by their respective duly authorized officers and representatives as of the day and year first above written.

CARGO AIRCRAFT MANAGEMENT, INC.

By: /s/ W. Joseph Payne
Name:    W. Joseph Payne
Title:    Vice President

AIR TRANSPORT SERVICES GROUP, INC.

By: /s/ Joseph C. Hete
Title:    President & Chief Executive Officer

[Signatures Continue on Following Pages]

ABX AIR, INC.

By: /s/ W. Joseph Payne
Name:    W. Joseph Payne
Title:    VP, General Counsel & Secretary

LGSTX DISTRIBUTION SERVICES, INC.

By: /s/ W. Joseph Payne
Name:    W. Joseph Payne
Title:    VP, Secretary

AIRBORNE GLOBAL SOLUTIONS, INC.

By: /s/ W. Joseph Payne
Name:    W. Joseph Payne
Title:    VP, Secretary

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

AIRBORNE MAINTENANCE AND ENGINEERING SERVICES, INC.

By: /s/ W. Joseph Payne
Name:    W. Joseph Payne
Title:    VP, Secretary

AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY

By: /s/ W. Joseph Payne
Name:    W. Joseph Payne
Title:    VP, Secretary

AMES MATERIAL SERVICES INC.

By: /s/ W. Joseph Payne
Name:    W. Joseph Payne
Title:    VP, Secretary

CARGO AVIATION, INC.

By: /s/ Joseph C. Hete
Name:    Joseph C. Hete
Title:    President

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

CARGO HOLDINGS INTERNATIONAL, INC.

By: /s/ Joseph C. Hete
Name:    Joseph C. Hete
Title:    Chief Executive Officer

LGSTX FUEL MANAGEMENT, INC.

By: /s/ Quint O. Turner
Name:    Quint O. Turner
Title:    President

LGSTX SERVICES, INC.

By: /s/ Joseph C. Hete
Name:    Joseph C. Hete
Title:    Chief Executive Officer

AIR TRANSPORT INTERNATIONAL, INC.

By: /s/ Matthew E. Fedders
Name:    Matthew E. Fedders
Title:    VP, Secretary

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

SUNTRUST BANK, in its capacities as a Lender and as Administrative Agent

By: /s/ Chris Hursey
Name: Chris Hursey
Title: Director

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

REGIONS BANK, as a Lender

By: /s/ Jose Mazariegos
Name: Jose Mazariegos
Title: Senior Vice President

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ John B. Middelberg
Name: John B. Middelberg
Title: SVP

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Joseph R. Jackson
Name: Joseph R. Jackson
Title: Vice President

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

PNC BANK, N.A., as a Lender

By: /s/ C. Joseph Richardson
Name: C. Joseph Richardson
Title: Senior Vice President

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ Brent Walser
Name: Brent Walser
Title: Assistant Vice President

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

COMPASS BANK, as a Lender

By: /s/ Jeffrey W. Powell
Name: Jeffrey W. Powell
Title: Sr. Vice President

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Peter J. Hallan
Name: Peter J. Hallan
Title: Vice President

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

THE PRIVATE BANK AND TRUST COMPANY, as a Lender

By: /s/ Nick Fadel
Name: Nick Fadel
Title: Managing Director

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

STELLARONE BANK, as a Lender

By: /s/ Judson G. Foster
Name: Judson G. Foster
Title: SVP

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

ATLANTIC CAPITAL BANK, as a Lender

By: /s/ H. Glenn Little
Name: H. Glenn Little
Title: SVP

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

TRISTATE CAPITAL BANK, as a Lender

By: /s/ Michael P. Morris
Name: Michael P. Morris
Title: Senior Vice President

[End of Signatures]

[Signature Page to Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

EXHIBIT 1

Exhibit J

[FORM OF COMPLIANCE CERTIFICATE]
This Certificate is being delivered on __________, 201__. I, the undersigned, Chief Financial Officer of Air Transport Services Group, Inc., a Delaware corporation (“Holdings”), do hereby certify on behalf of Holdings that:

1.
This Certificate is furnished pursuant to Section 8.1(c) of the Credit Agreement, dated as of May 9, 2011, among Cargo Aircraft Management, Inc., a Florida corporation (the “Borrower”), Holdings, the several Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent for the Lenders, (as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.
Schedule 1 attached hereto correctly sets forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with Sections  9.12, 9.13, 9.14 and 9.15 of the Credit Agreement for the Fiscal [Quarter] [Year] ended ______, 201_.

3.	On the date hereof, no Default or Event of Default has occurred and is continuing.

4.	The Total Leverage Ratio for the Test Period ended ______ __, 201_ was ________.

5.	The Fixed Charge Coverage Ratio for the Test Period ended ______ __, 201_ was ________.

6.	The Consolidated EBITDA for the Test Period ended ______ __, 201_ was ________

7.	The Collateral to Outstanding Loan Value Ratio as of ______ __, 201_ was ________.

8.	The Collateral to Total Exposure Ratio as of ______ __, 201_ was ________.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 1 - 1

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Compliance Certificate as of the date first written above.

By:    ___________________________________
Name:

Title:	Chief Financial Officer of Air
Transport Services Group, Inc.

Exhibit 1 - 2

EXHIBIT 2

REAFFIRMATION OF OBLIGATIONS UNDER CREDIT DOCUMENTS

Reference is hereby made to (i) that certain Credit Agreement dated as of May 9, 2011 among Cargo Aircraft Management, Inc. (the “Borrower”), the Lenders a party thereto and SunTrust Bank, as Administrative Agent (as amended immediately prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Credit Agreement) and (ii) that certain Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement dated as of the date hereof (the “Amendment”) among the Borrower, each other Credit Party party thereto, the Lenders and the Administrative Agent.

Each Credit Party acknowledges and reaffirms that (i) all liens and security interests granted to the Administrative Agent and the Lenders under the Security Documents remain in full force and effect and shall continue to secure the Obligations and (ii) the validity, perfection, enforceability or priority of such liens and security interests will not be impaired in any way by the Amendment.

Each of the undersigned Credit Parties hereby further reaffirms its continuing obligations owing to the Administrative Agent and the Lenders under each of the Credit Documents (including, without limitation, the guarantee obligations of each Guarantor under the Guarantee and Collateral Agreement) to which such Person is a party, and each Credit Party agrees that the amendments contained in the Amendment are solely to amend the terms of the Credit Agreement and the Guarantee and Collateral Agreement and do not in any way affect the validity and/or enforceability of any Credit Document, or reduce, impair or discharge the obligations of such Person thereunder.

Each of the undersigned Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders that: (a) the execution and delivery by the Credit Parties of this Reaffirmation is within the power (corporate or otherwise) and authority of the Credit Parties, has been duly authorized and approved by all requisite action on the part of the Credit Parties, and does not and will not contravene, breach or conflict with any provision of applicable law or any of the charter or other organic documents of the Credit Parties, or any indenture, agreement, instrument or undertaking binding on the Credit Parties; (b) this Reaffirmation has been duly executed by the Credit Parties; and (c) the Credit Documents remain in full force and effect and constitute the legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights; and (d) all of the Obligations are absolute and unconditional, and such Obligations are not subject to any claim, defense, deduction, right of offset or otherwise.

THE CREDIT PARTIES DO NOT INTEND THE AMENDMENT NOR THE TRANSACTIONS CONTEMPLATED THEREBY TO BE, AND THE AMENDMENT AND THE TRANSACTION CONTEMPLATED THEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE CREDIT PARTIES UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.

This Reaffirmation shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

Exhibit 2 - 1

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Credit Documents as of May __, 2014.

CARGO AIRCRAFT MANAGEMENT, INC.

By:
Name:
Title:

ABX AIR, INC.

By:
Name:
Title:

LGSTX DISTRIBUTION SERVICES, INC.

By:
Name:
Title:

AIRBORNE GLOBAL SOLUTIONS, INC.

By:
Name:
Title:

Exhibit 2 - 2

AIRBORNE MAINTENANCE AND ENGINEERING SERVICES, INC.

By:
Name:
Title:

AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY

By:
Name:
Title:

AMES MATERIAL SERVICES INC.

By:
Name:
Title:

AIR TRANSPORT INTERNATIONAL, INC.

By:
Name:
Title:

CARGO AVIATION, INC.

By:
Name:
Title:

Exhibit 2 - 3

CARGO HOLDINGS INTERNATIONAL, INC.

By:
Name:
Title:

LGSTX FUEL MANAGEMENT, INC.

By:
Name:
Title:

LGSTX SERVICES, INC.

By:
Name:
Title:

AIR TRANSPORT SERVICES GROUP, INC.

By:
Name:
Title:

Exhibit 2 - 4

EXHIBIT 3

SECRETARY’S CLOSING CERTIFICATE
I, the undersigned, Secretary of _________________, a ________________ organized and existing under the laws of the State of ___________ (the “Company”), do hereby certify on behalf of the Company that:
1.    This Certificate is being delivered on May __, 2014, and is furnished pursuant to that certain Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement dated as of the date hereof (the “Amendment”), among Cargo Aircraft Management, Inc., a Florida corporation (the “Borrower”), and Air Transport Service Group, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Amendment.
2.    The following named individuals are duly qualified and acting elected or appointed officers of the Company, and each holds the office of the Company set forth opposite his or her name, each of whom is authorized to sign the [Amendment/Reaffirmation] on behalf of the Company. The signature written opposite the name and title of each such officer is his or her genuine signature.

Name	Office	Signature
______________________	______________________	______________________
______________________	______________________	______________________

3.    Attached hereto as Exhibit A is a true and complete copy of the [Charter Document] of the Company, including all amendments thereto, as filed in the Office of the Secretary of State of the State of __________ (the “Secretary of State”), which constitutes the [Charter Document] of the Company as presently in effect (the “[Articles of ___________]”); no amendment to the Articles of ______________ is pending or contemplated, and there are no proceedings, pending or contemplated, for the merger, consolidation, conversion, liquidation or dissolution of the Company; and no steps have been or are being taken to appoint an administrator, receiver, liquidator or analogous person or body to wind up or dissolve the Company.
4.    Attached hereto as Exhibit B is a true and correct copy of the [By-Laws/LLC Operating Agreement] of the Company which were/was duly adopted and are/is in full force and effect on the date hereof.
5.    Attached hereto as Exhibit C is a true and correct copy of resolutions authorizing the execution, delivery and performance of the [Amendment/Reaffirmation], which [have][has] been duly adopted by unanimous written consent of the members of the Company, and said

Exhibit 3 – 1

resolutions have not been rescinded, amended or modified, are in full force and effect on the date hereof, and have been duly filed with the minutes of the proceedings of the members.
6.    Attached hereto as Exhibit D is a certificate of good standing from the Secretary of State of the jurisdiction of incorporation or organization of the Company.

Exhibit 3 – 2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of May __, 2014.
[COMPANY]

_________________________________

_____________________, Secretary

Exhibit 3 – 3

Exhibit A

Articles of ______________

Exhibit 3 – A-1

Exhibit B

[Operating Agreement/By-Laws]

Exhibit 3 – B-1

Exhibit C

Resolutions

Exhibit 3 – C-1

Exhibit D

Good Standing Certificate

Exhibit 3 – D-1